UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue
Pasadena	,	California	91101
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alexandria Real Estate Equities, Inc. (“Alexandria”) held its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) on June 8, 2020. At the 2020 Annual Meeting, Alexandria’s stockholders approved the amendment and restatement of the Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan (as amended and restated, the “Amended 1997 Incentive Plan”). Alexandria’s Board of Directors approved the Amended 1997 Incentive Plan on March 26, 2020, subject to, and effective upon, approval by Alexandria’s stockholders at the 2020 Annual Meeting. The primary purposes of the amendment and restatement are to:

(i)	increase the aggregate number of shares of Alexandria’s common stock available for grant by 1,800,000 shares as of March 26, 2020; and

(ii)	eliminate stock options and stock appreciation rights as types of awards that may be granted under the Amended 1997 Incentive Plan.

A more detailed summary of the changes adopted in the Amended 1997 Incentive Plan is set forth in Alexandria’s definitive proxy statement for the 2020 Annual Meeting, filed with the Securities and Exchange Commission on April 6, 2020 (the “2020 Proxy Statement”). The foregoing summary and the summary contained in the 2020 Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended 1997 Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As noted above in Item 5.02, Alexandria held its 2020 Annual Meeting on June 8, 2020. At the 2020 Annual Meeting, there were present in person or by proxy 116,955,004 shares of Alexandria’s common stock, representing stockholders entitled to cast approximately 93% of the total outstanding eligible votes and constituting a quorum. Set forth below are the voting results for the four proposals considered and voted upon at the 2020 Annual Meeting, all of which were described in the 2020 Proxy Statement.

1.    Election of Directors
Alexandria’s stockholders elected, by the votes indicated below, nine persons to serve as directors of Alexandria until its 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The following table sets forth the results of the voting with respect to each candidate:

Director	For	Against	Abstained	Broker Non-Vote (1)
Joel S. Marcus	105,150,108	8,190,381	430,231	3,184,284
Steven R. Hash	110,684,399	3,038,087	48,234	3,184,284
John L. Atkins, III	74,048,566	39,672,623	49,531	3,184,284
James P. Cain	81,128,135	32,592,996	49,589	3,184,284
Maria C. Freire, Ph.D.	82,184,009	31,522,394	64,317	3,184,284
Jennifer Friel Goldstein	113,282,688	438,891	49,141	3,184,284
Richard H. Klein	106,313,362	7,408,067	49,291	3,184,284
James H. Richardson	110,877,102	2,845,071	48,547	3,184,284
Michael A. Woronoff	112,385,017	1,336,240	49,463	3,184,284

(1)
Broker non-votes represent proxies that are uninstructed on a proposal and submitted by brokers or other nominees who lack discretionary authority to vote on the proposal absent instructions from the beneficial owner of shares of stock.

2.    Approval of the Amendment and Restatement of the 1997 Incentive Plan
Alexandria’s stockholders voted to approve the Amended 1997 Incentive Plan. 108,851,652 votes were cast “for” the amendment and restatement, 4,861,134 votes were cast “against” the amendment and restatement and 57,934 votes abstained. Additionally, there were 3,184,284 broker non-votes for this proposal.

3.    Non-binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers
Alexandria’s stockholders voted upon, on a non-binding, advisory basis, whether to approve the compensation of its named executive officers, as disclosed in Alexandria’s 2020 Proxy Statement. 102,781,684 votes were cast “for” the approval, 5,652,399 votes were cast “against” the approval and 5,336,637 votes abstained. Additionally, there were 3,184,284 broker non-votes for this proposal.

4.    Ratification of Appointment of Independent Public Registered Accountants
Alexandria’s stockholders voted to ratify the appointment of Ernst & Young LLP as Alexandria’s independent registered public accountants for the fiscal year ending December 31, 2020. 111,670,346 votes were cast “for” the ratification, 5,222,688 votes were cast “against” the ratification and 61,970 votes abstained. There were no broker non-votes for this proposal.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Exhibit Title
10.1	Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 9, 2020	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Co-President and Chief Financial Officer